Exhibit 2.2
Confidential Treatment Requested by Cash America International, Inc. Confidential portions of this document have been redacted and have been separately filed with the Securities and
Exchange Commission.
FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
     This First Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of December 15, 2008, by and among Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada (the “Company”), Cash America of Mexico, Inc., a Delaware corporation (such entity or its designee, the “Purchaser”), Capital International S.à.r.l., a Luxembourg limited liability company (“Capital International”), St. Claire, S.A. de C.V., a Mexican sociedad anónima de capital variable (“St. Claire”), [***], an individual citizen of the United Mexican States (“[***]”), INVECAMEX, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Minority Securities Owner”), [***], an individual citizen of the United Mexican States (“[***]”; together with Capital International, St. Claire, [***] and the Minority Securities Owner, the “Seller Parties”); and Cash America International, Inc., a Texas corporation (“CAI”).
     The parties hereto are parties to a Securities Purchase Agreement dated as of December 11, 2008 (the “Purchase Agreement”). The parties now wish to modify certain terms of the Purchase Agreement as described herein. The parties, intending to be legally bound, agree as follows:
1. The definition of “Ancillary Agreements” as provided in Section 1.1 of the Purchase Agreement shall be amended in its entirety to provide as follows:
“Ancillary Agreements” means, collectively, the Escrow Agreement, the Shareholders Agreement, the Non-Competition Agreement, the Pre-Closing Loan Documents, the Merger Agreement, the Option Agreement and each other document or agreement executed and delivered in connection with such documents and/or the Contemplated Transactions, as each may be amended from time-to-time.
2. The definition of “Pre-Closing Pledge Agreement” as provided in Section 1.1 of the Purchase Agreement shall be amended in its entirety to provide as follows:
“Pre-Closing Pledge Agreement” means that certain Share Pledge Agreement dated December 15, 2008, by and among CAI, the Borrower and the Company.
3. The definition of “Pre-Closing Promissory Note” as provided in Section 1.1 of the Purchase Agreement shall be amended in its entirety to provide as follows:
“Pre-Closing Promissory Note” means that certain Promissory Note / Pagaré dated December 15, 2008, made by the Borrowers payable to the order of CAI, evidencing the debt of the Borrower under the Pre-Closing Loan Agreement.
4. All capitalized terms not defined herein, shall have the meanings ascribed in the Purchase Agreement.
5. Except as expressly modified and superseded by this Amendment, the parties hereto hereby (a) ratify and confirm the Purchase Agreement, and (b) agree that the same shall continue in full force and effect, and (c) agree that the Purchase Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto in accordance with its terms.
[***Confidential treatment requested]

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
7. This Amendment shall be governed by and construed in accordance with domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
8. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
[Signature page follows.]
[***Confidential treatment requested]

     The parties have executed and delivered this Amendment as of the date of the first sentence of the Amendment.

Cash America of Mexico, Inc.

By:	/s/ Thomas A. Bessant, Jr. Thomas A. Bessant, Jr.
Executive Vice President

Creazione Estilo, S.A. de C.V., SOFOM, E.N.R.

By:	[***]

[***]
Legal Representative

Capital International S.à.r.l.

By:	[***]

[***]
Legal Representative

St. Claire, S.A. de C.V.

By:	[***]

[***]
Legal Representative

[***]

/s/ [***]

[***]

Invecamex, S.A. de C.V.

By:	[***]

[***]
Legal Representative

[***]

/s/ [***]

[***]

Cash America International, Inc.

By:	/s/ Thomas A. Bessant, Jr.

Thomas A. Bessant, Jr.
Executive Vice President
[***Confidential treatment requested]

3